EXHIBIT 1.2


                              THE MONEY STORE INC.

                    $137,788,000 Class AS-1 Notes
                    $141,057,000 Class AS-2 Notes
                    $190,443,000 Class AS-3 Notes
                    $ 22,084,000 Class MS-1 Notes
                    $ 23,463,000 Class M-2 Notes
                    $ 12,423,000 Class BS Notes
                    $ 55,395,000 Class AN Notes
                    $  2,229,000 Class MN Notes
                    $  4,457,000 Class BN Notes


                THE MONEY STORE BUSINESS LOAN BACKED TRUST 1999-1

                                PRICING AGREEMENT


                                                                 June 24, 1999

First Union Capital Markets Corp.,
as Representative of and Underwriters
One First Union Center
301 South College Street, DC-8
Charlotte, North Carolina 28288-0600

Ladies and Gentlemen:

          Reference is made to the Underwriting Agreement, dated June 24, 1999 (the "Underwriting Agreement"), relating to: Class AS-1 Notes in the aggregate original principal amount of $137,788,000 (the "Class AS-1 Notes"), Class AS-2 Notes in the aggregate original principal amount of $141,057,000 (the "Class AS-2 Notes"), Class AS-3 Notes in the aggregate original principal amount of $190,443,000 (the "Class AS-3 Notes"), Class MS-1 Notes in the aggregate amount of $22,084,000 (the "Class MS-1 Notes"), Class MS-2 Notes in the aggregate original principal amount of $23,463,000 (the "Class MS-2 Notes"), the Class BS Notes in the aggregate original principal amount of $12,423,000 (the "Class BS Notes"), the Class AN Notes in the aggregate original principal amount of $55,395,000 (the "Class AN Notes"), the Class MN Notes in the aggregate original principal amount of $2,229,000 (the "Class MN Notes"), and the Class BN Notes in the aggregate original principal amount of $4,457,000 (the "Class BN Notes" and together with the Class AS-1, Class AS-2, Class AS-3, Class MS-1, Class MS-2, Class BS, Class AN, and Class MN Notes, the "Notes") and all issued by The Money Store Business Loan Backed Trust 1999-1 (the "Trust").

          Pursuant to Section 2 of the Underwriting Agreement, The Money Store Inc. (the "Company") on behalf of itself and the Seller, hereto agree with the Representative on behalf of the Underwriters identified in Annex B of the Underwriting Agreement as follows:

1)   The Class AS-1 Notes Remittance Rate shall be LIBOR plus 0.23% per annum.

2)   The Class AS-2 Notes Remittance Rate shall be LIBOR plus 0.40% per annum.

3)   The Class AS-3 Notes Remittance Rate shall be the Auction Rate.

4)   The Class MS-1 Notes Remittance Rate shall be LIBOR plus 0.85% per annum.

5)   The Class MS-2 Notes Remittance Rate shall be LIBOR plus 1.25% per annum.

6)   The Class BS Notes Remittance Rate shall be LIBOR plus 3.00% per annum.

7)   The Class AN Notes Remittance Rate shall be LIBOR plus 0.50% per annum.

8)   The Class MN Notes Remittance Rate shall be LIBOR plus 1.25% per annum.

9)   The Class BN Notes Remittance Rate shall be LIBOR plus 3.00% per annum.

8) The purchase price for the Notes in the aggregate shall be 99.625% of the aggregate initial principal amount of the Notes.

9) The Notes shall be offered, from time to time, in negotiated transactions or otherwise, at prices determined at the time of sale.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Trust, the Underwriter and the Company in accordance with its terms.

                                     Very truly yours,

                                     THE MONEY STORE INC.

                                     By:     /s/ Arthur Lyon
                                             ----------------------------
                                     Name:   Arthur Leon
                                     Title:  Senior Vice President/CFO

                                     THE MONEY STORE COMMERCIAL
                                        MORTGAGE, INC.

                                     By:     /s/ Paul Leliakov
                                             ----------------------------
                                     Name:   Paul Leliakov
                                     Title:  President

                                     THE MONEY STORE
                                     BUSINESS LOAN BACKED TRUST 1999-1

                                     By:   Chase Manhattan Bank Delaware, not
                                     in its individual capacity but solely
                                     as Owner Trustee

                                     By:    /s/  Denis Kelly
                                            ----------------------------
                                     Name:  Denis Kelly
                                     Title: Assistant Vice President


CONFIRMED AND ACCEPTED, as of
the date first above written:
FIRST UNION CAPITAL MARKETS CORP.,
for itself and as Representative of
the several underwriters listed on
Annex A to the Underwriting Agreement

By:    /s/ William W. Ingram
       ------------------------
Name:  William W. Ingram
Title: Managing Director